                                                                   EXHIBIT 99.11

                                READ THIS FIRST

                              PEPSIAMERICAS, INC.

                                                                October 31, 2000

To Our Shareholders:

This package contains important documents relating to the merger of PepsiAmericas, Inc. with and into a wholly owned subsidiary of Whitman Corporation that require your swift action. As described in the accompanying joint proxy statement/prospectus, you MUST return all of your PepsiAmericas common stock certificates to EquiServe to exchange for cash and/or shares of Whitman common stock to which you may be entitled upon the closing of the merger. If you do not respond by the deadline noted below, you will lose your right to choose what you will receive in exchange for your shares of PepsiAmericas common stock and you will be deemed to have elected the stock alternative which will entitle you to receive only shares of Whitman common stock in the merger. Furthermore, if you do not return your PepsiAmericas common stock certificates, you will not receive any cash and/or shares of Whitman common stock to which you may become entitled upon the closing of the merger, you will not receive any dividends or other distributions from Whitman with a record date after the closing of the merger, and you will not be able to sell your PepsiAmericas common stock after the closing of the merger.

This package contains:

- This Instruction and Information Booklet to answer your questions and help you complete your form of election;

-    A joint proxy statement/prospectus describing the merger;

-    A form of election, which includes a letter of transmittal;

- A yellow envelope for returning your form of election and your stock certificates;

-    A proxy card (if you were a shareholder of record on October 25, 2000);

- A white envelope for returning your proxy card (if you received a proxy card);

- A U.S. Internal Revenue Service Form W-8 (only included in packages sent outside the U.S.); and

-    Instructions for completing the Substitute Form W-9.

If any of these materials are missing, contact Georgeson Shareholder Communications Inc. at once for replacements. Georgeson may be reached at 1-800-223-2064.

Please review all of the enclosed materials carefully. We strongly urge you to consult with your tax advisor to make sure you understand the tax consequences of your election. If you have further questions, contact the information agent, Georgeson Shareholder Communications, Inc. Complete and return the forms and your PepsiAmericas common stock certificates exactly as instructed.

TO PRESERVE YOUR RIGHT TO RECEIVE THE PAYMENT ALTERNATIVE YOU WANT, EQUISERVE MUST RECEIVE YOUR FORM OF ELECTION AND STOCK CERTIFICATES NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE TENTH BUSINESS DAY FOLLOWING THE CLOSING OF THE MERGER. WE CURRENTLY ANTICIPATE THAT THE CLOSING OF THE MERGER WILL OCCUR ON NOVEMBER 30, 2000 AND THAT THE DEADLINE FOR SUBMITTING FORMS OF ELECTION WILL BE THURSDAY, DECEMBER 14, 2000. HOWEVER, BECAUSE THIS DATE MAY CHANGE, WE URGE YOU TO CALL 1-800-223-2064 FOR UPDATED INFORMATION.

                                READ THIS FIRST

                INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION

1. The number of certificated shares of PepsiAmericas common stock held by you is printed at Item 1. If the number of shares represented by the certificates in your possession does not match this number, and it is due to lost or missing stock certificates, please see paragraph 4 below. If it is not due to lost or missing certificates, please call Georgeson Shareholder Communications, Inc. at 1-800-223-2064.

2.   Your Taxpayer ID Number is printed at Item 2.

3. If you choose the stock alternative or the contingent payment alternative and you want your shares of Whitman common stock to be issued in another name, please mark the box at Item 3 with an "X" and complete Box B on the reverse side of the form of election.

4. If you cannot locate all or any of your PepsiAmericas common stock certificate(s), please mark the box at Item 4 with an "X" and complete Box A on the front side of the form of election, which is the Affidavit of Lost or Destroyed Certificate(s). You must include a check for the surety bond when returning your completed Affidavit to the exchange agent.

5. If your PepsiAmericas common stock certificate(s) is (are) not available at the time you send a completed form of election to the exchange agent, you may instead provide a Notice of Guaranteed Delivery of your PepsiAmericas common stock certificate(s) as set forth in the merger agreement. If you choose to provide a Notice of Guaranteed Delivery, your PepsiAmericas common stock certificates must be received by the exchange agent by 5:00 p.m. (New York City time) on December 14, 2000. If your PepsiAmericas common stock certificates are not received by this time, your election will be deemed invalid and you will be treated as if you chose the stock alternative.

6. If the DRS statements relating to your shares of Whitman common stock, if any, and/or checks are to be delivered to a person other than the registered holder or to a different address, please mark the box at Item 5 with an "X" and complete Box C on the reverse side of the form of election.

7. You must make an election by marking an "X" in the box which indicates the payment alternative you have chosen at Items 7 through 9 on the form of election. If making a mixed or partial election, please mark the box at
     Item 6 with an "X" and indicate the number of shares of PepsiAmericas common stock subject to each election in the space provided.

8. If you choose the contingent payment alternative at Item 9 and you wish to purchase any additional shares of Whitman common stock at a price of $14.6125 per share, as described in the accompanying joint proxy statement/prospectus, please mark the box at Item 10 with an "X" and indicate in the spaces provided the number of additional shares of Whitman common stock you wish to purchase (subject to a maximum of 0.0280 MULTIPLIED BY your shares of PepsiAmericas common stock subject to the contingent payment alternative) and the total payment required for those additional shares. You MUST include a certified check or money order for the purchase price of the additional shares of Whitman common stock when returning your completed form of election to the exchange agent (personal checks will not be accepted). If the additional shares of Whitman common stock are over-subscribed, you will receive your proportionate share of such additional shares of Whitman common stock as well as a cash refund for the shares not sold to you.

9. You must complete the Substitute Form W-9 in Box D on the reverse side of the form of election. If your Taxpayer ID Number at Item 2 is missing or incorrect, please provide the correct number in Box D. If you retain foreign status, complete and return the enclosed IRS Form W-8. Please see the enclosed Instructions for Substitute Form W-9.

10. Sign and date the form of election and return it in the enclosed YELLOW ENVELOPE with the certificate(s) representing your PepsiAmericas common stock. Please include a daytime and evening telephone number. If you have lost certificate(s), make sure you have completed and signed the Affidavit in Box A and enclose your check for the surety bond.

                             IMPORTANT INFORMATION

1. Please read the enclosed materials and joint proxy statement/prospectus carefully before completing the form of election.

2. You will receive, and must complete and return, a separate form of election for each of your registered accounts. If you hold shares of both PepsiAmericas Class A and Class B common stock, you must submit separate forms of election for each class of stock.

3. If you cannot locate all or any of your PepsiAmericas common stock certificate(s), refer to the Affidavit of Lost or Destroyed Certificates at Box A on the front of the form of election, and the instructions in paragraph 4 above.

4. You must sign the enclosed form of election in two places: at the signature line on the front side of the form of election, as well as in the Substitute Form W-9 found at Box D on the reverse side of the form of election.

5. The election deadline is 5:00 p.m., New York City time, on the tenth business day following the closing of the merger. We currently anticipate that the closing of the merger will occur on November 30, 2000 and that the deadline for submitting forms of election will be Thursday, December 14, 2000. However, because this date may change, we urge you to call 1-800-223-2064 for updated information.

6. In order for your election to be effective, EquiServe must receive the signed form of election with your PepsiAmericas common stock certificate(s) (or a Notice of Guaranteed Delivery of such stock certificate(s)) before the election dead-line. The suggested method for mailing your PepsiAmericas common stock certificate(s) (or a Notice of Guaranteed Delivery of such stock certificate(s)) is registered mail, return receipt requested using the enclosed envelope. For your protection, DO NOT SIGN YOUR CERTIFICATE(S).

7. If you have misplaced the brown-kraft return envelope, you may send the form of election in a regular envelope, with proper insurance, with your PepsiAmericas common stock certificate(s) in one of the following ways:

          BY REGISTERED MAIL,           BY OVERNIGHT COURIER:         BY HAND:
          RETURN RECEIPT REQUESTED:     EquiServe                     EquiServe
          EquiServe                     40 Campanelli Drive           c/o Securities Transfer and
          P.O. Box 842011               Braintree, MA 02184             Reporting Services Inc.
          Boston, MA 02284-2011         Attn: PepsiAmericas, Inc.     Attn: Corporate Actions
                                                                      100 William Street, Galleria
                                                                      New York, NY 10038

8. Completing and returning the form of election does not have the effect of casting a vote at the PepsiAmericas special meeting. To vote, you must return your proxy card in the enclosed WHITE ENVELOPE.

9. The signatory of the form of election represents and warrants that such signatory is, as of the date hereof, and will be, as of the effective time of the merger, the registered holder of the shares of PepsiAmericas common stock represented by the stock certificate(s) surrendered therewith and/or outlined in the Affidavit of Lost or Destroyed Certificate(s) or Notice of Guaranteed Delivery, with good title to such shares and full power and authority (i) to sell, assign and transfer such shares free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims, and (ii) to make the election indicated therein. The signatory of the form of election will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such shares of PepsiAmericas common stock. The signatory of the form of election irrevocably appoints the exchange agent, as agent of such signatory, to effect the exchange pursuant to the Agreement and Plan of Merger dated as of August 18, 2000 among Whitman Corporation, Anchor Merger Sub, Inc. and PepsiAmericas, Inc. and the instructions contained herein. All authority conferred or agreed to be conferred in the form of election shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signatory of the form of election and shall not be affected by, and shall survive, the death or incapacity of such signatory.

10. Your election is subject to the terms, conditions and limitations set forth in the merger agreement and described in the joint proxy statement/prospectus.

11. Whitman has the discretion, which it may delegate to the exchange agent, to determine whether a form of election has been properly completed, signed and submitted or revoked, and to disregard or waive any immaterial flaws or defects in any form of election, including failures to satisfy deadlines as to the receipt of any other required documentation, including PepsiAmericas common stock certificates. The decision of Whitman or the exchange agent in such matters shall be conclusive and binding, but Whitman shall be under no obligation to disregard or waive any flaw or defect.

12. IF A PROPERLY COMPLETED FORM OF ELECTION, TOGETHER WITH YOUR PEPSIAMERICAS COMMON STOCK CERTIFICATE(S), IS NOT RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE, OR IF YOU FAIL TO FOLLOW PROPERLY THE PROCEDURES FOR A NOTICE OF GUARANTEED DELIVERY, YOU WILL BE DEEMED TO HAVE CHOSEN THE STOCK ALTERNATIVE AND YOU WILL BE ENTITLED TO RECEIVE ONLY SHARES OF WHITMAN COMMON STOCK IN THE MERGER, UPON SURRENDER OF YOUR PEPSIAMERICAS COMMON STOCK CERTIFICATE(S). THE ENCLOSED FORM OF ELECTION MAY NOT BE USED AS A LETTER OF TRANSMITTAL FOR SHAREHOLDERS WHO DO NOT PROPERLY COMPLETE AND SUBMIT THE FORM OF ELECTION PRIOR TO THE ELECTION DEADLINE. INSTEAD, AFTER THE EFFECTIVE TIME OF THE MERGER, A SEPARATE LETTER OF TRANSMITTAL WILL BE SENT TO HOLDERS WHO DID NOT RETURN BOTH THE FORM OF ELECTION AND THEIR PEPSIAMERICAS COMMON STOCK CERTIFICATE(S) PRIOR TO THE ELECTION DEADLINE AND SUCH HOLDERS SHALL BE DEEMED TO HAVE CHOSEN THE STOCK ALTERNATIVE IN THE MERGER.

13. After the merger, ownership of your Whitman common stock, if any, will be issued in book-entry form through the Direct Registration System (DRS).

               QUESTIONS AND ANSWERS ABOUT PEPSIAMERICAS MERGER,
                 SHAREHOLDER ELECTIONS AND BOOK-ENTRY OWNERSHIP

1.   HOW MANY SHARES OF PEPSIAMERICAS COMMON STOCK DO I OWN?

     The total number of shares owned by you is printed at Item 1 on the form of election.

2.   WHAT DO I NEED TO DO WITH THE FORM OF ELECTION?

     You must complete the enclosed form of election and specify what you want to receive in the merger. The different election alternatives are listed on the form of election and are described in detail in the joint proxy statement/prospectus. The form of election must be sent, together with your PepsiAmericas common stock certificates, to the exchange agent at one of the addresses in Question 4 below.

3.   HOW DO I FILL OUT THE FORM OF ELECTION?

     If you want your shares of Whitman common stock to be issued in the same name as your PepsiAmericas common stock, sign the form of election where it says "Signature of Owner." Sign your name exactly as it appears on your existing PepsiAmericas common stock certificate(s). Joint accounts require the signatures of all owners on the form of election. DO NOT SIGN YOUR STOCK CERTIFICATE(S).

     If you want your shares of Whitman common stock to be issued in another name, follow the preceding instructions. In addition, complete the special transfer of ownership section on the back of the form of election (see Box B on the form of election). Make sure that all of the current registered holders of your PepsiAmericas common stock sign the form of election. You must also obtain a "Medallion Signature Guarantee" from a financial institution such as a commercial bank, trust company, national bank, credit union or a brokerage firm that participates in a "Medallion Program." PLEASE BE AWARE THAT A NOTARY PUBLIC SEAL IS NOT SUFFICIENT. If you are signing on behalf of another person, please enclose the appropriate legal documentation. For further assistance, you may call the Information Agent, Georgeson Shareholder Communications, at 1-800-223-2064.

     REMEMBER, IF YOU CHOOSE THE CONTINGENT PAYMENT ALTERNATIVE FOR SOME OR ALL OF YOUR SHARES OF PEPSIAMERICAS COMMON STOCK, ONLY YOU CAN RECEIVE ADDITIONAL SHARES OF WHITMAN COMMON STOCK IF THE SPECIFIED PERFORMANCE LEVELS ARE MET. THE RIGHT TO RECEIVE SHARES OF WHITMAN COMMON STOCK IN THE FUTURE UNDER THE CONTINGENT PAYMENT ALTERNATIVE CANNOT BE TRANSFERRED.

4.   HOW SHOULD I SEND MY PEPSIAMERICAS COMMON STOCK CERTIFICATE(S) TO
     EQUISERVE?

     Please send your PepsiAmericas common stock certificate(s) and the signed form of election in the enclosed BROWN-KRAFT ENVELOPE before the election deadline. Do not send any stock certificates in the enclosed WHITE ENVELOPE. The suggested method for mailing your PepsiAmericas common stock certificate(s) is registered mail, return receipt requested. They must be received by the exchange agent before 5:00 p.m., New York City time, on the tenth business day following the closing of the merger. We currently anticipate that the closing of the merger will occur on November 30, 2000 and that the deadline for submitting forms of election will be Thursday, December 14, 2000. However, because this date may change, we urge you to call 1-800-223-2064 for updated information.

     If you have misplaced the return envelope, you may send your PepsiAmericas common stock certificate(s) and the signed form of election in a regular envelope, with proper insurance, in one of the following ways:

          BY REGISTERED MAIL,           BY OVERNIGHT COURIER:         BY HAND:
          RETURN RECEIPT REQUESTED:     EquiServe                     EquiServe
          EquiServe                     40 Campanelli Drive           c/o Securities Transfer and
          P.O. Box 842011               Braintree, MA 02184             Reporting Services Inc.
          Boston, MA 02284-2011         Attn: PepsiAmericas, Inc.     Attn: Corporate Actions
                                                                      100 William Street, Galleria
                                                                      New York, NY 10038

          DELIVERY OF THE FORM OF ELECTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE
                                EXCHANGE AGENT.

5.   WHAT IS DRS?

     DRS stands for "Direct Registration System" and is a book-entry, statement-based method evidencing share ownership. If you choose the stock alternative or the contingent payment alternative, your shares of Whitman common stock will be held for you in book-entry form. Shortly after the election deadline (likely before the end of the year) you will receive a DRS statement from EquiServe that reflects the number of shares of Whitman common stock registered in your name on EquiServe's records after the merger is completed. No certificate(s) for Whitman common stock will be issued to you unless you request one from EquiServe after the receipt of your DRS statement.

6. WHY WILL THE WHITMAN COMMON STOCK BE ISSUED IN BOOK-ENTRY FORM, AND WHAT ARE THE BENEFITS TO ME?

     The transition to book-entry ownership is similar to the move many banks made several years ago from passbook savings accounts to statement based accounts. Book-entry ownership has been encouraged by both the Securities and Exchange Commission and the New York Stock Exchange.

     - Book-entry eliminates the problems associated with paper documents, such as the need for and expense of safe storage and replacement of lost certificates.

     - Book-entry allows for electronic transactions, such as ownership transfers, through the transfer agent or through your bank or broker.

     - Book-entry eliminates the requirement for physical movement of Whitman common stock certificates at time of sale and the accompanying potential for loss.

     - Book-entry reduces the costs associated with the issuance and delivery of physical shares.

7. AS AN OWNER OF WHITMAN COMMON STOCK WITHIN DRS, WILL I RECEIVE INFORMATION FROM WHITMAN CORPORATION?

     As an owner of Whitman common stock within DRS, your name and address are registered on EquiServe's records. EquiServe will promptly send you all of your dividend checks, proxy materials and other communications that it receives from Whitman.

8.   WHAT SHOULD I DO IF I PREFER TO RECEIVE A WHITMAN COMMON STOCK CERTIFICATE?

     After you receive your DRS statement, you may obtain a certificate for all or a portion of your shares of Whitman common stock by following the instructions on your DRS statement. No fractional shares, however, will be issued in certificated form; a requesting holder's fractional shares will be sold by the exchange agent and the proceeds remitted to such holder.

9. WHAT IF MY PEPSIAMERICAS COMMON STOCK CERTIFICATE(S) IS (ARE) NOT AVAILABLE AT THE TIME I SEND MY COMPLETED FORM OF ELECTION TO THE EXCHANGE AGENT?

     If your PepsiAmericas common stock certificate(s) is (are) not available at the time you send a completed form of election to the exchange agent, you may instead provide a Notice of Guaranteed Delivery of your PepsiAmericas common stock certificate(s) as set forth in the merger agreement. If you choose to provide a Notice of Guaranteed Delivery, your PepsiAmericas common stock certificate(s) must be received by the exchange agent by 5:00 p.m., New York City time, on December 14, 2000. If your PepsiAmericas common stock certificate(s) is (are) not received by this time, your election will be deemed invalid and you will be treated as if you chose the stock alternative which will entitle you to receive only shares of Whitman common stock in the merger upon surrender of your PepsiAmericas common stock certificates.

10.  WHAT SHOULD I DO IF I LOST MY PEPSIAMERICAS COMMON STOCK CERTIFICATE(S)?

     If you've lost one or more of your PepsiAmericas common stock certificate(s), please complete the Affidavit of Lost or Destroyed Certificates at Box A on the front of the form of election, and enter the certificate number(s) of the lost certificate(s) (if known) and the number of shares represented by each lost certificate. All persons named on the PepsiAmericas common stock certificate(s) must sign. A notary signature is required if the lost certificate(s) represent a total of 500 shares or more. Be sure to enclose your check for the amount of the surety bond required to replace your PepsiAmericas common stock certificate(s).

11.  WHAT SHOULD I DO IF I NEED ANOTHER FORM OF ELECTION?

     You may call Georgeson Shareholder Communications and request another form of election at 1-800-223-2064.

12. WHAT DO I DO IF MY ADDRESS HAS CHANGED OR IF MY TAXPAYER ID NUMBER IS WRONG ON THE FORM OF ELECTION?

     Please correct the information on the form of election. The information will be updated in your new account. If your taxpayer ID number is incorrect or missing, please write in the correct number on the Substitute Form W-9 in Box D on the reverse side of the form of election. All shareholders must complete and sign Box D. If you retain foreign status, complete and return the enclosed IRS Form W-8. Please see the enclosed Instructions for Substitute Form W-9.

13. WHAT DO I DO IF I HOLD ANY OF MY SHARES OF PEPSIAMERICAS COMMON STOCK WITH A BROKER OR CUSTODIAN BANK?

     Your broker or bank will handle the election and exchange of your shares of PepsiAmericas common stock. Please contact your broker or bank for verification.

14.  WHO SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS ABOUT THE MERGER?

     For information about the merger, as well as copies of the joint proxy statement/prospectus and the form of election, you may contact the Information Agent at:

                    Georgeson Shareholder Communications Inc.
                    17 State Street
                    New York, NY 10004
                    1-800-223-2064

15.  WHAT HAPPENS IF I DO NOT RETURN THE FORM OF ELECTION?

     If your form of election and other documents are not received by the exchange agent before the election deadline, you will be deemed to have chosen the stock alternative and you will be entitled to receive only shares of Whitman common stock in the merger, upon surrender of your PepsiAmericas common stock certificates. Even if you prefer this election, failure to send in the form of election and related documents could delay your actual receipt of the merger consideration. As soon as reasonably practicable following the election deadline, the exchange agent will mail a letter of transmittal to any shareholder who did not return both the form of election and their PepsiAmericas common stock certificates before the election deadline and notify shareholders that they must submit their PepsiAmericas common stock certificates in order to receive the merger consideration.

16.  WHAT HAPPENS IF I MAKE A MIXED ELECTION FOR MORE SHARES THAN I ACTUALLY
     OWN?

     A shareholder making a mixed election for more shares of PepsiAmericas common stock than such shareholder actually owns will be deemed to have chosen the stock alternative for all of his or her shares of PepsiAmericas common stock.

17.  CAN I REVOKE OR CHANGE MY ELECTION SET FORTH ON THE FORM OF ELECTION?

     A shareholder may revoke his or her original election by submitting a written notice of revocation to the exchange agent before the election deadline. Additionally, a shareholder may change his or her original election and make a new election by submitting a written notice of revocation and by indicating on the written notice the new election that he or she wishes to make. Original signatures of shareholders are required to revoke or change the shareholder's choice of election. Facsimiles of shareholders' signatures are not acceptable.

     A shareholder that makes a valid revocation but fails to make a valid new election will be treated as if he or she chose the stock alternative. A shareholder that makes an invalid revocation but makes a valid new election will be treated as if he or she did not make a revocation, and his or her original election will apply. A shareholder that makes a valid revocation and a valid new election will be treated according to his or her new election.

18. WHAT HAPPENS IF I HOLD SHARES OF PEPSIAMERICAS COMMON STOCK AS A NOMINEE, TRUSTEE OR OTHER REPRESENTATIVE?

     Holders of record of shares of PepsiAmericas common stock who have such shares as nominees, trustees or in other representative or fiduciary capacities (a "Representative") may submit one or more forms of election covering the aggregate number of shares of PepsiAmericas common stock held by such Representative for the beneficial owners for whom the Representative is making an election, provided that such Representative certifies that each form of election covers all of the shares of PepsiAmericas common stock held by such Representative for any single beneficial owner and only for such beneficial owner. Any Representative that makes an election may be required to provide the exchange agent with additional documents and certifications, in order to satisfy the exchange agent that such Representative holds such shares of PepsiAmericas common stock for a particular beneficial owner.

19.  WHEN WILL I RECEIVE MY CASH CONSIDERATION IN THE MERGER?

     Shareholders will receive a check for the cash consideration in the merger as soon as practicable after the election deadline (likely before the end of the year), provided that such shareholder's PepsiAmericas common stock certificate(s) is(are) are received by the exchange agent at one of the addresses set forth herein, together with such documents as the exchange agent may require before the election deadline.

20. WHAT IF I WANT TO SELL MY SHARES OF PEPSIAMERICAS COMMON STOCK OR PURCHASE SHARES OF PEPSIAMERICAS COMMON STOCK AFTER I HAVE SUBMITTED MY FORM OF ELECTION?

     In the event that you wish to sell your shares of PepsiAmericas common stock that you have submitted with a form of election, you must revoke it and have the certificates returned to you. The purchaser will then be entitled to submit a new form of election. In the event that you purchase shares of PepsiAmericas common stock after having submitted a form of election, you must obtain and submit a new form of election concerning the newly acquired shares.

21. WHAT HAPPENS TO MY PEPSIAMERICAS COMMON STOCK CERTIFICATE(S) IF THE MERGER IS TERMINATED?

     If the merger is terminated, the exchange agent will promptly return your PepsiAmericas common stock certificate(s).

22.  WHAT HAPPENS IF TOO MUCH CASH CONSIDERATION IS ELECTED IN THE MERGER?

     In the unlikely event that too much cash consideration is elected in the merger, shareholders choosing the cash alternative will be subject to proration, and a portion of the consideration they requested in cash will instead be received in shares of Whitman common stock. The proration procedures are described under the caption "The Merger Agreement" in the joint proxy statement/prospectus. By signing the form of election, the signatory acknowledges that he or she understands and agrees to this condition of choosing the cash alternative.

23. HOW AND WHEN WILL I RECEIVE THE ADDITIONAL SHARES OF WHITMAN COMMON STOCK I DECIDE TO PURCHASE?

     The DRS statement you receive from EquiServe will reflect not only the number of shares of Whitman common stock you receive in the merger, but also the number of additional shares of Whitman common stock you purchase in connection with the contingent payment alternative, provided that payment for those shares of Whitman common stock is received by the exchange agent at one of the addresses set forth herein before the election deadline. No certificate(s) for Whitman common stock will be issued to you unless you request one from EquiServe after the receipt of your DRS statement.

24. WHAT HAPPENS IF I SEND PAYMENT TO THE EXCHANGE AGENT FOR A GREATER NUMBER OF ADDITIONAL SHARES OF WHITMAN COMMON STOCK THAN I AM ENTITLED TO PURCHASE?

     Funds received in payment of the purchase price for additional shares of Whitman common stock will be held in a segregated account pending issuance of such additional shares. If a shareholder exercising the right to purchase additional shares of Whitman common stock is allocated less than all of the shares which such shareholder indicated on the form of election, the exchange agent will promptly refund the excess funds paid by such shareholder without interest or deduction as soon as practicable after the election deadline.

25. HOW AND WHEN WILL SHARES OF WHITMAN COMMON STOCK BE PAID UNDER THE CONTINGENT PAYMENT ALTERNATIVE?

     If you chose the contingent payment alternative, the initial shares of Whitman common stock you receive in the merger will be issued in book-entry form in the manner described in Question 5 above. If the performance levels are met in accordance with the terms of the merger agreement, you will be entitled to receive additional shares of Whitman common stock. These additional shares of Whitman common stock, if any, will be issued to you in book-entry form only if a determination is made that the performance levels have been met, as set forth in the merger agreement. It is estimated that contingent payments, if any, will be made during the second quarters of 2002 and 2003.